As filed with the Securities and Exchange Commission on July 9, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Oiltanking Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0684578
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 2400

Houston, Texas 77002

(Address of Principal Executive Offices, including Zip Code)

OILTANKING PARTNERS, L.P. LONG-TERM INCENTIVE PLAN

(Full Title of the Plan)

Brian C. Brantley

Vice President, General Counsel and Secretary

333 Clay Street, Suite 2400

Houston, Texas 77002

(281) 457-7900

(Name, Address and Telephone Number of Agent For Service)

Copy to:

D. Alan Beck, Jr.

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	3,889,980	$94.635	$368,128,257	$47,415

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement (as defined below) shall also cover any additional common units, representing limited partner interests (“Common Units”), that may become issuable pursuant to the adjustment provisions of the Oiltanking Partners, L.P. Long-Term Incentive Plan (the “Plan”).
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per unit is based on a price of $94.635 per Common Unit, which is the average of the high and low trading prices per Common Unit as reported by the New York Stock Exchange on July 2, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Oiltanking Partners, L.P. (the “Registrant”) will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a) The Registrant’s Annual Report on Form 10-K (File No. 001-35230) for the fiscal year ended December 31, 2013.

(b) The Registrant’s Quarterly Report on Form 10-Q (File No. 001-35230) for the fiscal quarter ended March 31, 2014.

(c) The Registrant’s Current Reports on Form 8-K (File No. 001-35230), filed with the Commission on February 18, 2014 and March 6, 2014 (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

(d) The description of the Registrant’s Common Units included under the caption “Description of our Common Units” contained in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-173199), originally filed with the Commission on March 31, 2011, which description has been incorporated by reference in Item 1 of the Registrant’s Registration Statement on Form 8-A filed on July 12, 2011, and including any other amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events: our general partner; any departing general partner; any person who is or was an affiliate of our general partner or any departing general partner; any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates; any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries; any person who controls our general partner or any departing general partner; and any person designated by our general partner. Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

The general partner of the Registrant maintains director and officer liability insurance for the benefit of its directors and officers.

The Plan provides that the committee that administers the Plan and all members thereof are entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, its general partner, any of its subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the committee and any officer or employee of the general partner, the Registrant, or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 9, 2014.

Oiltanking Partners, L.P.

By:	OTLP GP, LLC, its general partner

By:	/s/ Kenneth F. Owen
Name:	Kenneth F. Owen
Title:	President and Chief Executive Officer and Director

Each person whose signature appears below hereby constitutes and appoints Kenneth F. Owen and Brian C. Brantley, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kenneth F. Owen	President and Chief Executive	July 9, 2014
Kenneth F. Owen	Officer and Director
(Principal Executive Officer)

/s/ Jonathan Z. Ackerman	Vice President and	July 9, 2014
Jonathan Z. Ackerman	Chief Financial Officer
(Principal Financial Officer)

/s/ Donna Hymel	Controller	July 9, 2014
Donna Y. Hymel	(Principal Accounting Officer)

/s/ James Flannan Browne	Director	July 9, 2014
James Flannan Browne

/s/ Christian Flach	Director	July 9, 2014
Christian Flach

/s/ David L. Griffis	Director	July 9, 2014
David L. Griffis

/s/ Gregory C. King	Director	July 9, 2014
Gregory C. King

/s/ D. Mark Leland	Director	July 9, 2014
D. Mark Leland

/s/ Thomas M. Hart III	Director	July 9, 2014
Thomas M. Hart III

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Oiltanking Partners, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-173199) filed on March 31, 2011).

4.2	First Amended and Restated Agreement of Limited Partnership of Oiltanking Partners, L.P. dated July 19, 2011 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35230) filed on July 19, 2011).

4.3	Certificate of Formation of OTLP GP, LLC (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-173199) filed on March 31, 2011).

4.4	Amended and Restated Limited Liability Company Agreement of OTLP GP, LLC, dated July 19, 2011 (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-35230) filed on July 19, 2011).

4.5	Oiltanking Partners, L.P. Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-35230), filed on July 19, 2011).

4.6*	Form of Restricted Unit Agreement for Officers and Employees

4.7*	Form of Restricted Unit Agreement for Non-employee Directors

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.